UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): August 26, 2020

Enstar Group Limited
(Exact name of registrant as specified in its charter)

Bermuda	001-33289	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
P.O. Box HM 2267, Windsor Place 3rd Floor
22 Queen Street, Hamilton HM JX Bermuda       N/A
(Address of principal executive offices)        (Zip Code)
Registrant’s telephone number, including area code: (441) 292-3645

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Ordinary shares, par value $1.00 per share	ESGR	The NASDAQ Stock Market	LLC
Depositary Shares, Each Representing a 1/1,000th Interest in a 7.00% Fixed-to-Floating Rate	ESGRP	The NASDAQ Stock Market	LLC
Perpetual Non-Cumulative Preferred Share, Series D, Par Value $1.00 Per Share
Depositary Shares, Each Representing a 1/1,000th Interest	ESGRO	The NASDAQ Stock Market	LLC
in a 7.00% Perpetual Non-Cumulative Preferred Share, Series E, Par Value $1.00 Per Share
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement
On August 26, 2020, Enstar Group Limited (the "Company”) and its wholly-owned subsidiary, Enstar Finance LLC (“Enstar Finance”), completed a previously-announced underwritten public offering (the “Offering”) of $350 million aggregate principal amount of 5.750% Fixed-Rate Reset Junior Subordinated Notes due 2040 (the “Junior Subordinated Notes”). The Junior Subordinated Notes were issued by Enstar Finance and are fully and unconditionally guaranteed, on a junior subordinated basis, by the Company.
In connection with the Offering, on August 26, 2020, the Company, Enstar Finance and The Bank of New York Mellon, as trustee (the “Trustee”), entered into a first supplemental indenture (the “First Supplemental Indenture”) to the junior subordinated indenture, dated as of August 26, 2020 (the “Junior Subordinated Indenture”). The Junior Subordinated Indenture and the First Supplemental Indenture set forth the terms and conditions of the Junior Subordinated Notes, including customary events of default and the rights and obligations of the parties thereto and the holders of the Junior Subordinated Notes. Copies of the Junior Subordinated Indenture and the First Supplemental Indenture are filed as Exhibits 4.1 and 4.2 hereto, respectively, and are incorporated herein by reference.
The Junior Subordinated Notes will bear interest (a) from the date of original issue to, but excluding, September 1, 2025 at the fixed rate of 5.750% per annum and (b) from, and including, September 1, 2025, during each five-year period thereafter, at a rate per annum equal to the Five-Year Treasury Rate as of two business days prior to the beginning of such five-year period plus 5.468% as reset at the beginning of each such five-year period. Interest will be paid on September 1 and March 1 of each year, commencing on March 1, 2021. If, as of any interest payment date, a Mandatory Deferral Event (as defined below) has occurred and is continuing, Enstar Finance and the Company will be required to defer payment of all (and not less than all) of the interest accrued on the Junior Subordinated Notes as of such interest payment date. A “Mandatory Deferral Event” will be deemed to have occurred if the Company or all of its subsidiaries that are regulated insurance or reinsurance companies (or part of such regulatory group) are in breach of the enhanced capital and surplus requirements under applicable insurance supervisory laws (the “Enhanced Capital Requirements”), or would breach such Enhanced Capital Requirement if payment of accrued and unpaid interest on the Junior Subordinated Notes, together with any accrued and unpaid interest on any junior subordinated notes outstanding that rank equally in right of payment with the Junior Subordinated Notes, were made.
The Junior Subordinated Notes are scheduled to mature on September 1, 2040, if, on such date, certain redemption requirements are satisfied, or otherwise, following such scheduled maturity date, the earlier of (a) the date falling ten business days after the redemption requirements are satisfied and would continue to be satisfied if such payment were made and (b) the date on which a winding-up of the Company or Enstar Finance occurs (the “Final Maturity Date”). The Junior Subordinated Notes may not be repaid prior to the Final Maturity Date if the Enhanced Capital Requirement would be breached immediately before or after giving effect to such repayment of the Junior Subordinated Notes, unless the Company, Enstar Finance or another subsidiary of the Company replaces the capital represented by the Junior Subordinated Notes to be repaid with capital having equal or better capital treatment as the Junior Subordinated Notes under applicable insurance supervisory laws.
The Junior Subordinated Indenture and the First Supplemental Indenture provide for the following events of default (subject in certain cases to customary grace and cure periods): nonpayment of principal or any premium when due (other than if Enstar Finance is required to postpone payment to satisfy certain redemption requirements); nonpayment of interest (except if due to a Mandatory Deferral Event); the Company’s guarantee of the Junior Subordinated Notes ceases to be in full force and effect (other than a permitted release of the guarantee); or certain events of bankruptcy, insolvency or reorganization of Enstar Finance or the Company. Generally, if an event of default occurs, the trustee or the holders of at least 25% in aggregate principal amount of the then outstanding Junior Subordinated Notes may declare the principal and accrued and unpaid interest on all of the Junior Subordinated Notes to be due and payable immediately.

The foregoing descriptions of the Junior Subordinated Indenture and the First Supplemental Indenture are qualified by reference to the agreements themselves, which are attached as exhibits to this report.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of the Registrant.
The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.
Item 9.01. Financial Statements and Exhibits
Exhibits

Exhibit No.	Description

4.1	Junior Subordinated Indenture dated as of August 26, 2020, among Enstar Finance LLC, Enstar Group Limited and The Bank of New York Mellon, as trustee.

4.2	First Supplemental Indenture dated as of August 26, 2020, among Enstar Finance LLC, Enstar Group Limited and The Bank of New York Mellon, as trustee.

5.1	Opinion of Hogan Lovells US LLP.

5.2	Opinion of Conyers Dill & Pearman LLP.

23.1	Consent of Hogan Lovells US LLP (included in Exhibit 5.1).

23.2	Consent of Conyers Dill & Pearman LLP (included in Exhibit 5.2).

101	Pursuant to Rule 406 of Regulation S-T, the cover page information in formatted in Inline XBRL.

104	Cover page Interactive Data File (embedded within the Inline XBRL document and included in Exhibit 101)

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENSTAR GROUP LIMITED

August 26, 2020	By:	/s/ Guy Bowker
Guy Bowker
Chief Financial Officer